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                                                                      EXHIBIT 3B

                                                 Amended and Restated
                                                        By-Laws
                                             Effective:  October 24, 1995

                            LEHMAN BROTHERS HOLDINGS INC.

                      Incorporated Under the Laws of the
                               State of Delaware

                                    BY-LAWS
                                    -------

                                   ARTICLE I
                                    OFFICES

          Lehman Brothers Holdings Inc. (the "Corporation") shall maintain a registered office in the State of Delaware. The Corporation may also have other offices at such places, either within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                  ARTICLE II
                                 STOCKHOLDERS

          Section 1.  Place of Meetings.  Meetings of the stockholders for the
                      -----------------
election of directors or for any other purpose shall be held on such date, at such time and at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          Section 2.  Annual Meeting. The Annual Meeting of Stockholders shall
                      ---------------
be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect by a plurality vote a Board of Directors and transact only such other business as is properly brought before the meeting in accordance with these By-Laws. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given as permitted by law to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

          Section 3.  Special Meetings. Unless otherwise prescribed by law or
                      -----------------
the Restated Certificate of Incorporation (such Certificate, as amended from time to time, including resolutions adopted from time to time by the Board of Directors establishing the designation, rights, preferences and other terms of any class or series of capital stock, the "Certificate of Incorporation"), special meetings of the stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, the President in the absence or disability of the Chairman of the Board and the Chief Executive Officer, or the Secretary at the request
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of the Board of Directors. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Only such business as is specified in the notice of special meeting shall come before such meeting.

          Section 4.  Quorum.  Except as otherwise provided by law or by the
                      ------
Certificate of Incorporation, the holders of a majority of the shares of capital stock issued and outstanding and entitled to vote thereat ("Voting Stock"), present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at a meeting of the stockholders, the stockholders entitled to vote thereat, present or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting. When a quorum is once present, it is not broken by the subsequent withdrawal of any stockholder.

          Section 5.  Appointment of Inspectors of Election.  The Board of
                      --------------------------------------
Directors shall, in advance of sending to the stockholders any notice of a meeting of the holders of any class of shares, appoint one or more inspectors of election ("inspectors") to act at such meeting or any adjournment or
postponement thereof and make a written report thereof.   The Board of Directors
may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is so appointed or if no inspector or alternate is able to act, the Chairman of the Board shall appoint one or more inspectors to act at such meeting. Each inspector, before entering upon the discharge of such inspector's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. The inspectors shall not be directors, officers or employees of the Corporation.

          Section 6.  Voting. Except as otherwise provided by law or by the
                      ------
Certificate of Incorporation, each stockholder of record of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation shall be entitled on each matter submitted to a vote at each meeting of stockholders to such number of votes for each share of such stock as may be fixed in the Certificate of Incorporation, and each stockholder of record of Common Stock shall be entitled at each meeting of stockholders to one vote for each share of such stock, in each case, registered in such stockholder's name on the books of the Corporation on the date fixed pursuant to Section 5 of Article VI of these By-Laws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or if

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notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          Each stockholder entitled to vote at any meeting may vote either in person or by proxy, duly appointed by an instrument in writing executed by such stockholder and bearing a date not more than three years prior to said meeting, unless said proxy provides for a longer period. Any such proxy shall be delivered to the Secretary of such meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies.

          At all meetings of stockholders all matters, except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws shall be determined by a majority vote of the stockholders present in person or by proxy and entitled to vote thereat, and where a separate vote by class is required, a majority of the votes cast by the stockholders of such class present in person or by proxy, shall be the act of such class.

          The vote on any matter, including the election of directors, shall be by written ballot. Each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, and shall state the number of shares voted. All proxies, ballots and vote tabulations that identify the particular vote of a stockholder shall be kept confidential, except that disclosure of the particular vote may be made: (i) to allow the inspectors to certify the results of the vote; (ii) as necessary under applicable legal requirements, including the pursuit or defense of judicial actions; (iii) when such disclosure is expressly requested by such stockholder; and (iv) except where such vote is included in a comment written on a proxy, consent or ballot, and disclosure is necessary, in the opinion of the inspector, for an understanding of the comment.

          Proxy cards shall be returned in envelopes addressed to the inspectors, who shall receive, inspect and tabulate the proxies. Comments written on proxies, consents or ballots shall be transcribed and provided to the Secretary with the name and address of the stockholder.

          Nothing in this Section 6 shall prohibit the inspector from making available to the Corporation, during the period prior to any annual or special meeting, information as to which stockholders have not voted and periodic status reports on the aggregate vote.

          Section 7.  List of Stockholders Entitled to Vote.  The officer of the
                      -------------------------------------
Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be

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held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder of the Corporation who is present.

          Section 8.  Stock Ledger.  The stock ledger of the Corporation shall
                      -------------
be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 6 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

          Section 9.  Advance Notice of Stockholder-Proposed Business at Annual
                      ---------------------------------------------------------
Meeting.  To be properly brought before the Annual Meeting, business must be
--------
either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred twenty (120) days prior to the one year anniversary of the date of the Annual Meeting of the previous year; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than one hundred twenty (120) days prior to such Annual Meeting and not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Annual Meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information relating to the person or the proposal that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (or any successor provision or law) or applicable law.

          Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this Section 9; provided, however, that nothing in this Section 9 shall be deemed to preclude discussion by any stockholder of any business properly brought before the Annual Meeting. The Chairman of an Annual Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 9 and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

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          Section 10.  Nomination of Directors; Advance Notice of Stockholder
                       ------------------------------------------------------
Nominations.  Only persons who are nominated in accordance with the procedures
------------
set forth in this Section 10 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation at the Annual Meeting or at any special meeting of stockholders called in the manner set forth in Article II, Section 3 hereof for the purpose of electing directors may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed for such purpose by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 10. Such nominations, other than those made by, or at the direction of, or under the authority of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an Annual Meeting, not less than ninety (90) nor more than one hundred twenty (120) days prior to the one year anniversary of the date of the Annual Meeting of the previous year; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty
(30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than one hundred twenty (120) days prior to such Annual Meeting and not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called in the manner set forth in Article II, Section 3 hereof for the purpose of electing directors, not earlier than one hundred twenty (120) days prior to such special meeting and not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation, if any, which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (or any successor provision or law) or applicable law; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder.

          The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

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                                  ARTICLE III
                                   DIRECTORS

          Section 1.  Number; Resignation; Removal. Except as otherwise required
                      ----------------------------
by the Certificate of Incorporation, the number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors, but shall not be less than six (6) nor more than twenty-four (24). Except as provided in Section 2 of this Article III and in the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast at the Annual Meeting of Stockholders. The directors shall be divided into three classes, designated Class I, Class II and Class III, as provided in the Certificate of Incorporation. A director may resign at any time upon notice to the Corporation. A director may be removed only for cause.

          Section 2.  Vacancies. Vacancies and newly created directorships
                      ----------
resulting from any increase in the authorized number of directors may be filled by a majority of the remaining directors then in office, though less than a quorum, or by a sole remaining director, and the directors so elected shall hold office until the next election for such class and until their successors are duly elected and qualified, or until their earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by the General Corporation Law of the State of Delaware. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          Section 3.  Duties and Powers. The business of the Corporation shall
                      -----------------
be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done solely by the stockholders.

          Section 4.  Meetings.  The Board of Directors of the Corporation may
                      --------
hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President or any director. Notice thereof stating the place, date and hour of the meeting shall be given to each director either (i) by mail or courier not less than forty-eight (48) hours before the date of the meeting or (ii) by telephone, telegram or facsimile transmission, not less than twenty-four (24) hours before the time of the meeting or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances (provided that notice of any meeting need not be given to any director who shall either, before or after such meeting, submit a signed waiver of notice or attends the meeting without protesting, prior to its commencement, the lack of notice).

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          Section 5.  Quorum.  Except as may be otherwise provided by law, the
                      ------
Certificate of Incorporation or these By-Laws, a majority of the entire Board of Directors shall be necessary to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum is not present at a meeting of the Board of Directors, a majority of the directors present may adjourn the meeting to such time and place as they may determine without notice other than an announcement at the meeting until enough directors to constitute a quorum shall attend.

          Section 6.  Action Without A Meeting. Unless otherwise provided by the
                      ------------------------
Certificate of Incorporation or these By-Laws, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

          Section 7.  Participation By Telephone. Unless otherwise provided by
                      --------------------------
the Certificate of Incorporation or these By-Laws, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other. Participation by such means shall constitute presence in person at the meeting.

          Section 8.  Compensation. The directors may be paid their expenses, if
                      -------------
any, for attendance at each meeting of the Board of Directors or any committee thereof and may be paid compensation as a director, committee member or chairman of any committee and for attendance at each meeting of the Board of Directors or committee thereof. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore or entering into transactions otherwise permitted by the Certificate of Incorporation, these By-Laws or applicable law.

          Section 9.  Resignation.  Any director may resign at any time.  Such
                      -----------
resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board, or if none, by the Chief Executive Officer, President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

                                  ARTICLE IV
                                  COMMITTEES

          Section 1.  Committees.   The Board of Directors, by resolution passed
                      ----------
by a majority of the entire Board of Directors, may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of

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Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or member constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power to adopt a certificate of ownership and merger pursuant to Section 253 of Delaware General Corporation Law, the authority to issue shares and the authority to declare a dividend, except as limited by Delaware General Corporate law or other applicable law. All acts done by any committee within the scope of its powers and duties pursuant to these By-Laws and the resolutions adopted by the Board of Directors shall be deemed to be, and may be certified as being, done or conferred under authority of the Board of Directors. The Secretary or any Assistant Secretary is empowered to certify that any resolution duly adopted by any such committee is binding upon the Corporation and to execute and deliver such certifications from time to time as may be necessary or proper to the conduct of the business of the Corporation.

          Section 2.  Resignation.  Any member of a committee may resign at any
                      -----------
time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board, or if none, by the Chief Executive Officer, President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

          Section 3.  Quorum.  A majority of the members of a committee shall
                      ------
constitute a quorum. The vote of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee.

          Section 4.  Record of Proceedings. Each committee shall keep a record
                      ---------------------
of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

          Section 5.  Organization, Meetings, Notices. A committee may hold its
                      -------------------------------
meetings at the principal office of the Corporation, or at any other place upon which a majority of the committee may at any time agree. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings.

                                   ARTICLE V
                                   OFFICERS

          Section 1.  General.  The officers of the Corporation shall be elected
                      -------
by the Board of Directors and shall consist of a Chairman of the Board, Chief Executive Officer, a President, a Chief Financial Officer, one or more Senior Executive Vice Presidents, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more First Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer and a Controller. The Board of Directors, in its discretion, may also elect and specifically identify as officers of the Corporation one or more Vice Chairmen of the Board, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and one or more Assistant Controllers as in its judgment may be necessary or desirable. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders or directors of the Corporation.

          Section 2.  Election; Removal; Remuneration.  The Board of Directors
                      --------------------------------
at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors and may elect additional officers and may fill vacancies among the officers previously elected at any subsequent meeting of the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time, either for or without cause, by the affirmative vote of a majority of the Board of Directors. The compensation of all officers of the Corporation shall be fixed by the Board of Directors or a committee thereof.

          Section 3.  Voting Securities Owned by the Corporation.  Powers of
                      -------------------------------------------
attorney, proxies, waivers of notice of meetings, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, the President, Secretary or any Senior Executive Vice President, Executive Vice President, Senior Vice President, First Vice President, Vice President or Assistant Secretary and any such officer may, in the name and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

          Section 4.  Chairman of the Board.  The Chairman of the Board may be,
                      ---------------------
but need not be, a person other than the Chief Executive Officer of the Corporation. The Chairman of the Board may be, but need not be, an officer or employee of the Corporation. The Chairman of the Board shall preside at meetings of the Board of Directors and shall establish agendas for such meetings. In addition, the Chairman of the Board shall assure that matters of significant interest to stockholders and the investment community are addressed by management. The Chairman of the Board shall be an ex-officio member of each standing committee of the Board to which the Board of Directors has not specifically designated him as a member.

          Section 5.  Chief Executive Officer.  The Chief Executive Officer
                      -----------------------
shall, subject to the direction of the Board of Directors, have general and active control of the affairs and business of the Corporation and general supervision of its officers, officials, employees and agents. The Chief Executive Officer shall preside at all meetings of the stockholders and shall preside at all meetings of the Board of Directors and any committee thereof of which he is a member, unless the Board of Directors or such committee shall have chosen another chairman. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect, and in addition, the Chief Executive Officer shall have all the powers and perform all the duties generally appertaining to the office of the chief executive officer of a corporation. The Chief Executive Officer shall designate the person or persons who shall exercise his powers and perform his duties in his absence or disability and the absence or disability of the President.

          Section 6.  President.  The President shall have such powers and
                      ---------
perform such duties as are prescribed by the Chief Executive Officer or the Board of Directors, and in the absence or disability of the Chief Executive Officer, the President shall have the powers and perform the duties of the Chief Executive Officer, except to the extent the Board of Directors shall have otherwise provided. In addition, the President shall have such powers and perform such duties generally appertaining to the office of the president of a corporation, except to the extent the Chief Executive Officer or the Board of Directors shall have otherwise provided.

          Section 7.  Vice Chairmen of the Board.  The Vice Chairmen of the
                      ---------------------------
Board shall be members of the Board of Directors and shall perform such duties and have such powers as may be prescribed by the Board of Directors, the Chairman of the Board or these By-Laws.

          Section 8.  Senior Executive Vice Presidents. The Senior Executive
                      --------------------------------
Vice Presidents of the Corporation shall perform such duties and have such powers as may, from time to time, be assigned to them by these By-Laws, the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

          Section 9.  Executive Vice Presidents. The Executive Vice Presidents
                      -------------------------
of the Corporation shall perform such duties and have such powers as may, from time to time, be assigned to them by these By-Laws, the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or a Senior Executive Vice President.

          Section 10.  First Vice Presidents. The First Vice Presidents of the
                       ---------------------
Corporation shall perform such duties and have such powers as may, from time to time, be assigned to them by these By-Laws, the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, a Senior Executive Vice President or an Executive Vice President.

          Section 11.  Vice Presidents. The Vice Presidents of the Corporation
                       ---------------
shall perform such duties and have such powers as may, from time to time, be assigned to them by these By-Laws, the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, a Senior Executive Vice President, an Executive Vice President or a First Vice President.

          Section 12.  Secretary. The Secretary shall attend all meetings of the
                       ---------
Board of Directors and of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any committee appointed by the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation and affix it to any instrument when so authorized by the Board of Directors. The Secretary shall give or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors and shall perform generally all the duties usually appertaining to the office of secretary of a corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these By-Laws. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

          Section 13.  Assistant Secretaries. The Assistant Secretaries shall be
                       ---------------------
empowered and authorized to perform all of the duties of the Secretary in the absence or disability of the Secretary and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors, the Secretary or these By-Laws.

          Section 14.  Chief Financial Officer.  The Chief Financial Officer
                       ------------------------
shall have responsibility for the administration of the financial affairs of the Corporation and shall exercise supervisory responsibility for the performance of the duties of the Treasurer and the Controller. The Chief Financial Officer shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of the transactions effected by the Treasurer and Controller and of the financial condition of the Corporation. The Chief Financial Officer shall generally perform all the duties usually appertaining to the affairs of a chief financial officer of a corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these By-Laws.

          Section 15.  Treasurer. The Treasurer shall have the custody of the
                       ---------
corporate funds and securities and shall cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by persons authorized by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the Board of Directors whenever they may require it, an account of all of the transactions effected by the Treasurer and of the financial condition of the Corporation. The Treasurer may be required to give a bond for the faithful discharge of his or her duties. The Treasurer shall generally perform all duties appertaining to the office of treasurer of a corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these By-Laws.

          Section 16.  Assistant Treasurers. The Assistant Treasurers shall be
                       --------------------
empowered and authorized to perform all the duties of the Treasurer in the absence or disability of the Treasurer and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors, the Treasurer or these By-Laws.

          Section 17.  Controller.  The Controller shall prepare and have the
                       -----------
care and custody of the books of account of the Corporation. The Controller shall keep a full and accurate account of all monies, received and paid on account of the Corporation, and shall render a statement of the Controller's accounts whenever the Board of Directors shall require. The Controller shall generally perform all the duties usually appertaining to the affairs of the controller of a corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors, the Chief Financial Officer or these By-Laws. The Controller may be required to give a bond for the faithful discharge of his or her duties.

          Section 18.  Assistant Controllers.  The Assistant Controllers shall
                       ----------------------
in the absence or disability of the Controller perform the duties and exercise the powers of the Controller and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors, the Controller or these By-Laws.

          Section 19.  Additional Powers and Duties.  In addition to the
                       -----------------------------
foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as the Board of Directors may, from time to time, determine or as may be assigned to them by any superior officer.

          Section 20.  Other Officers.  The Board of Directors may designate
                       ---------------
such other officers having such duties and powers as it may specify from time to time.

                                  ARTICLE VI
                                 CAPITAL STOCK

          Section 1.  Form of Certificate.  Every holder of stock in the
                      -------------------
Corporation shall be entitled to have a certificate signed in the name of the Corporation (i) by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President and (ii) by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by such holder in the Corporation.

          Section 2.  Signatures.  Any signature required to be on a certificate
                      -----------
may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          Section 3.  Lost, Stolen or Destroyed Certificates.  The Board of
                      ---------------------------------------
Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 4.  Transfers.  Stock of the Corporation shall be transferable
                      ----------
in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the holder of record or by such person's attorney duly authorized upon surrender and cancellation of certificates for a like number of shares properly endorsed and the payment of all taxes due thereon.

          Section 5.  Record Date.  In order that the Corporation may determine
                      ------------
the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 6.  Beneficial Owners.  The Corporation shall be entitled to
                      ------------------
recognize the exclusive right of the person registered on its books as the owner of a share to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

          Section 7.  Dividends.  Subject to the provisions of the Certificate
                      ----------
of Incorporation or applicable law, dividends upon the capital stock of the Corporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                  ARTICLE VII
                                INDEMNIFICATION

          Section 1.  Indemnification Respecting Third Party Claims.  (a)  The
                      ---------------------------------------------
Corporation, to the full extent and in a manner permitted by Delaware law as in effect from time to time, shall indemnify, in accordance with the provisions of this Article, any person (including the heirs, executors, administrators or estate of any such person) who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, regulatory or investigative in nature (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or, at a time when he was a director or officer of the Corporation, is or was either serving at the request of the Corporation as a director, officer, partner, trustee, fiduciary, employee or agent (a "Subsidiary Officer") of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Associated Entity"), against expenses (including attorneys' fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that (i) the Corporation shall not be obligated to indemnify a person who is or was a director or officer of the Corporation against expenses incurred in connection with an action, suit, proceeding or investigation to which such person is threatened to be made a party but does not become a party unless the incurring of such expenses was authorized by or under the authority of the Board of Directors and (ii) the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Board of Directors has consented to such settlement. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption
---- ----------
that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this
Section 1(a), a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section 1(a) against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against the Corporation or any Associated Entity or any person who is or was a director, officer, fiduciary, employee or agent of the Corporation or a Subsidiary Officer of any Associated Entity, but such indemnification may be provided by the Corporation in a specific case as permitted by Section 6 below in this Article.

          (b) The Corporation may indemnify any employee or agent of the Corporation in the manner and to the same extent as it is required to indemnify any director or officer under Section 1(a) above in this Article.

          Section 2.  Indemnification Respecting Derivative Claims.  (a)  The
                      --------------------------------------------
Corporation, to the full extent and in a manner permitted by Delaware law as in effect from time to time, shall indemnify, in accordance with the provisions of this Article, any person (including the heirs, executors, administrators or estate of any such person) who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or, at a time when he was a director or officer of the Corporation, is or was serving at the request of the Corporation as a Subsidiary Officer of an Associated Entity against expenses (including attorneys' fees and disbursements) and costs actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that the Board of Directors or a court having jurisdiction with respect shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Board of Directors or such court shall deem proper; provided, however, that the Corporation shall not be obligated to indemnify a director or officer of the Corporation against expenses incurred in connection with an action or suit to which such person is threatened to be made a party but does not become a party unless the incurrence of such expenses was authorized by or under the authority of the Board of Directors. Notwithstanding anything to the contrary in the foregoing provisions of this Section 2(a), a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section 2(a) against costs and expenses incurred in connection with any action or suit in the right of the Corporation commenced by such person, but such indemnification may be provided by the Corporation in any specific case as permitted by Section 6 below in this Article.

          (b) The Corporation may indemnify any employee or agent of the Corporation in the manner and to the same extent as it is required to indemnify any director or officer under Section 2(a) above in this Article.

          Section 3.  Determination of Entitlement to Indemnification.  Any
                      -----------------------------------------------
indemnification to be provided under any of Section 1(a), 1(b), 2(a) or 2(b) above in this Article (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper under the circumstances because such person had met the applicable standard of conduct set forth in such section of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding in respect of which indemnification is sought or by majority vote of the members of a committee of the Board of Directors composed of at least two members each of whom is not a party to such action, suit or proceeding, or (ii) if such a quorum is not obtainable and/or such a committee is not established or available, or, even if such a quorum is obtainable or committee available, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by action of the stockholders taken as permitted by law. In the event a request for indemnification is made by any person referred to in paragraph 1(a) or 2(a) above in this Article, the Corporation shall use its reasonable best efforts to cause such determination to be made not later than sixty (60) days after such request is made.

          Section 4.  Right to Indemnification upon Successful Defense and for
                      --------------------------------------------------------
Service as a Witness.  (a)  Notwithstanding the other provisions of this
--------------------
Article, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in any of Section 1(a), 1(b), 2(a) or 2(b) above in this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith.

          (b) To the extent any person who is or was a director or officer of the Corporation in office on the effective date of this Article or thereafter has served or prepared to serve as a witness in, but is not a party to, any action, suit or proceeding (whether civil, criminal, administrative, regulatory or investigative in nature), including any investigation by any legislative body or any securities or commodities exchange of which the Corporation or an Associated Entity is a member or to the jurisdiction of which it is subject, by reason of his or her services as a director or officer of the Corporation or his or her service as a Subsidiary Officer of an Associated Entity at a time when he or she was a director or officer of the Corporation (assuming such person is or was, as evidenced by a writing to such effect, serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of such Associated Entity), the Corporation may indemnify such person against expenses (including attorneys' fees and disbursements) and out-of-pocket costs actually and reasonably incurred by such person in connection therewith and shall use its reasonable best efforts to provide such indemnity within sixty (60) days after receipt by the Corporation from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs; it being understood, however, that the Corporation shall have no obligation under this Article to compensate such person for such person's time or efforts so expended. The Corporation shall indemnify any employee or agent of the

Corporation in the manner and to the same extent as it is required to indemnify any director or officer of the Corporation pursuant to the foregoing sentence of this Section 4(b).

          Section 5.  Advance of Expenses.  (a)  Expenses and costs incurred by
                      -------------------
any person referred to in Section 1(a) or 2(a) above in this Article in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified in respect of such costs and expenses by the Corporation as authorized by this Article.

          (b) Expenses and costs incurred by any person referred to in Section 1(b) or 2(b) above in this Article in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by or under the authority of the Board of Directors upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation in respect of such costs and expenses as authorized by this Article and subject to any limitations or qualifications provided by or under the authority of the Board of Directors.

          Section 6.  Indemnification Not Exclusive.  The provision of
                      -----------------------------
indemnification to or the advancement of expenses and costs to any person under this Article, or the entitlement of any person to indemnification or advancement of expenses and costs under this Article, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such person in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any person seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.

          Section 7.  Corporate Obligations; Reliance.  The provisions of
                      -------------------------------
Sections 1 through 6 above of this Article shall be deemed to create a binding obligation on the part of the Corporation to the officers and directors of the Corporation on the effective date of this Article and persons thereafter elected as officers and directors (including persons who served as officers and directors on or after such date but who are no longer officers and directors at the time they present claims for advancement of expenses or indemnity), and such persons in acting in their capacities as officers or directors of the Corporation or Subsidiary Officers of any Associated Entity shall be entitled to rely on such provisions of this Article, without giving notice thereof to the Corporation.

          Section 8.  Successors.  The right of any person who is or was a
                      ----------
director, officer, employee or agent of the Corporation to indemnification or advancement of expenses under Sections 1 through 7 above in this Article shall continue after he shall have ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person.

          Section 9.  Insurance.  The Corporation may purchase and maintain
                      ---------
insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of any Associated Entity, against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or applicable law.

          Section 10.  Definitions of Certain Terms.  (a)  For purposes of this
                       ----------------------------
Article, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed into the Corporation after the effective date of this
Article in a consolidation or merger if such corporation would have been permitted (if its corporate existence had continued) under applicable law to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request, or to represent the interests of, such constituent corporation as a director, officer, employee or agent of any Associated Entity shall stand in the same position under the provisions of Sections 1 through 9 above in this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; provided, however, that, no such person shall be entitled to indemnity from the Corporation in respect of his service to such constituent corporation, or at the request or to represent the interests of such constituent corporation, pursuant to Section 1(a) or 2(a) above but may be indemnified by the Corporation in respect thereof as permitted by Section 1(b) or 2(b) above.

          (b) For purposes of this Article, references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, trustee, fiduciary, employee or agent of the Corporation or any Associated Entity which service imposes duties on, or involves services by, such director, officer, trustee, fiduciary, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

                                 ARTICLE VIII
                                    GENERAL

          Section 1.  Fiscal Year.  The fiscal year of the Corporation shall be
                      ------------
such date as shall be fixed by resolution of the Board of Directors from time to time.

          Section 2.  Corporate Seal.  The corporate seal shall have inscribed
                      ---------------
thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware" The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise upon any paper, certificate or document.

          Section 3.  Disbursements.  All checks, drafts or demands for money
                      --------------
out of the funds of the Corporation and all notes and other evidences of indebtedness of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

          Section 4. Amendments.  These By-Laws may be altered, amended or
                     -----------
repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors at any meeting thereof; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws shall be contained in the notice of such meeting of stockholders or in a notice of such meeting of the Board of Directors, as the case may be. Unless a higher percentage is required by the Certificate of Incorporation as to any matter which is the subject of these By-Laws, all such amendments must be approved by either the holders of at least a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

          Section 5. Definitions.  As used in this Article and in these By-Laws
                     ------------
generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.